Exhibit 10.6

Wuhan New Port Airport Comprehensive Bonded Zone (Yangluogang Park)

Information Software and Integration Contract

Party A: Wuhan New Port Yangluo Bonded Park Development Management Co., Ltd

Party B: Zhuhai PowerBridge Technology Co., Ltd

Signature Date: November 23, 2016

Commissioning Party (Party A): Wuhan New Port Yangluo Bonded Park Development Management Co., Ltd

Address: No. 29, Yangluo Carnival Hotel, Xinzhou District, Wuhan

Legal Representative: Zou Debin

Project Contact Person: Zhao Hang

Contact information: 027-86961297

E-mail: 459956318@qq.com

Correspondence Address: No. 29, Yangluo Carnival Hotel, Xinzhou District, Wuhan

Telephone: 027-86961297 Fax: 027-86961297

Commissioned Party (Party B): Zhuhai PowerBridge Technology Co., Ltd

Address: Floor D-1, Southern Software Park, No. 1, Software Park Road, Tangjiawan, Zhuhai

Legal Representative: BAN LOR

Project Contact Person: Zhang Weilin

Contact information: 027-83558611

E-mail: Weilinzhang@powerbridge.com

Correspondence Address: Floor D2-1, Southern Software Park, No. 1, Software Park Road, Tangjiawan, Zhuhai

Telephone: 0756-3395666 Fax: 0756-3395667

Service Hotline: 400-885-4114

Bank Name: Bank of Communications Zhuhai Branch Xiangzhou Sub-branch

Account Name: Zhuhai PowerBridge Technology Co., Ltd

Bank Account: 444000091018000745538

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In accordance with the Contract Law of the People's Republic of China, the Copyright Law of the People's Republic of China and other relevant laws and rules, and on the basis of consensus reached through full consultations in the principle of mutual understanding and equal cooperation, Party A and Party B come to agreement for relevant affairs about the Project and hereby authorize their respective representatives to sign the Contract (hereinafter short for “the Contract) with below terms and conditions.

1	Procurement Scope and Content

1.1 Procurement Name: Information Software and Integration Project of Wuhan New Port Airport Comprehensive Bonded Zone (Yangluo Port Park). Refer to the Bill of Quantities in the tender/bid documents for detailed information about the deliverables of Party B. Any changes to the bill of quantity in the performance process of the Contract (including but not limited to changes in equipment quantity, model, information software system performance, project implementation plan, contract price, delivery date, and replacement of materials and equipment and so forth) shall be confirmed by both parties in written. The written confirmation of both parties shall be taken as the settlement basis after the completion of the Project. In case the quantity of goods purchased according to the bill of quantity is not consistent with the actual quantity of goods used, Party A could negotiate with Party B and improve the change formalities according to the actual quantity used or actual engineering quantity. In such cases, Party A would settle the payment according to the final project amount.

2	Contract Price

No.	Item Contents	Price (Yuan)
1	Equipment procurement	15,890,700
2.	Software development and technical service	17,765,900
Total Contract Amount (Tax-inclusive): Thirty-three Million Six Hundred and Fifty-six Thousand Yuan in Total		33,656,600

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3	Delivery Requirements

3.1       Delivery Date: the total construction period is 60 calendar days commencing from the signature date of the Contract

3.2       Place of Delivery: Wuhan New PortXingang Airport Comprehensive Bonded Zone (Yangluo Port Park)

3.3       Delivery Method: On-site delivery, construction, commissioning and training

4	Quality Guarantee Deposit for the Project

4.1       After Party A’s acceptance of the Project, the amount equivalent with 5% of the contract amount will be used as the quality guarantee deposit. Upon the maturity of the warranty period, Party A shall refund the corresponding amount to Party B according to terms and conditions of the Contract.

5	Quality Assurance and After-sales Services

5.1. Quality Standard

5.1.1 The goods delivered under this contract shall comply with the standards mentioned in Chapter V “Technical Specification, Parameters and Requirements” in the tender document of the Project. If no applicable standard is specified, it shall comply with the latest version of the standard issued by the relevant authorities of the People's Republic of China.

5.1.2 The Project adopts the legal measurement unit of the People's Republic of China.

5.1.3 The goods sold by Party B shall also comply with the relevant regulations on safety, environmental protection and hygiene of the Country.

5.2 Guarantee

5.2.1 Party B shall guarantee that all goods provided are brand new and unused and conform to requirements in the Contract about quality, specification and performance. Subject to correct installation, normal use and maintenance conditions, Party B shall guarantee that the goods have satisfactory performance in the service life. Moreover, Party B shall also guarantee that the goods supplied are free from defects arising from conducts or negligence of Party B. The above commitment of Party B shall remain valid in the warranty period specified in the front schedule of the tender document of the Project or the warranty period promised by Party B (the longer period shall prevail).

5.2. 2 If the variety, model, specification, technical parameters and quality of goods delivered by Party B fail to conform to provisions of the Contract and standards specified in the Goods Demand List of the tender document, Party A has the right to reject the goods.

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5.2.3 Party A shall notify Party B in writing as soon as possible upon the discovery of any defect in the warranty period.

5.2.4 Upon the receiving of such notice from Party A in the warranty period, Party B shall arrange repair or replace the goods or components with defects for free at a reasonable speed within the response time specified in the front schedule of the tender document of the Project.

5.2.5 In the term of the warranty period, if the quality or specification of the goods fail to conform to provision in the Contract or the goods are proved to have any defects (including potential defects or the application of any nonconforming materials and so forth), Party A has the right to require Party B to take remedial measures in written according to terms and conditions of the Contract.

5.2.6 Party B shall deliver the goods and provide services in accordance with the time and place specified in the Contract. In the event that Party B comes across any circumstance that may affect the timely delivery of goods or provision of services in the performance process of the Contract, Party B shall inform Party A in written in time. The notice shall describe the facts of the delay, possible delayed days and reasons. After receiving the notice from Party B, Party A shall evaluate the situation as soon as possible and determine whether agree to delay the delivery of the goods or delay the provision of services.

5.3 Warranty Period:

Hardware: two years commencing from the date of successful acceptance;
Software: two years commencing from the date of successful acceptance.

5.4	In the warranty period, Party B shall assume quality assurance liabilities for all software and hardware supplied by it, without any additional charge to Party A.

5.5	In the event that any software and hardware supplied by Party B has any quality problems in the using process, Party B shall provide response to Party A within 30 minutes upon the receiving of the fault notice. Party B shall restore major fault or provide alternative proposal within four hours. If necessary, Party B shall arrive at the designated site of Party A to resolve such fault.

5.6	In the warranty period, Party B is responsible for repairing errors in the software system immediately.

5.7	In purchasing any components, Party B shall require the supplier to provide and same warranty period and supply spare parts and provide professional repair services at favorable prices. In case of any fault of the system due to quality defects of system hardware, Party B shall take charge of the maintenance, repair and technical supports. If required, Party B shall contact the manufacturer to repair or replace the corresponding parts. Non-intentional damages and damage arising in the normal using scope should be repaired for free. No separate expense should be charged for such services.

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5.8	If, within the scope of the bid documents, the hardware purchased by Party B does not meet the technical requirements in the bid, Party A has the right to handle with below method:

(1) Replace: Party B shall bear all expenses incurred;

(2) Handle at depreciated value: both parties shall negotiate to determine the price;

(3) Reject the products: if the quality of the hardware still fails to reach the requirements of Party A after the efforts of Party B and its suppliers, Party A shall provide a written notice and describe the reasons if it would like to reject the product. Upon the agreement of Party B, Party A could require Party B to refund the corresponding amount. In such cases, Party A could also require Party B to undertake all relevant direct expenses (transportation expenses, insurance expense, inspection expenses, interest of the contract price, banking service charges and so forth).

5.9	Party B shall, within seven working days after receiving the written notice from Party A, replace defective parts with new parts, components and equipment conforming to specification, quality and performance requirements of the Contract or repair the components or parts with defects. Party B shall bear relevant expenses. Meanwhile, Party B and the manufacturer shall extend the warranty period for the replaced or repaired components on the basis of the warranty period specified in this contract.

5.10	Party B’s failure in fulfilling the above obligations in the warranty period would be deemed as breach of contract. In such cases, Party A shall also have the right to investigate Party B's relevant responsibilities.

5.11 After-sales maintenance period shall commence upon the completion of the platform construction. Both parties shall negotiate and sign a project maintenance service agreement one month before the maturity of the warranty period. The annual maintenance fee is subject to the accumulated service amount. To facilitate Party B in providing professional services, the specific service responsibilities and service scope shall be defined in the agreement reached through friendly negotiation.

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6. Payment Stages

No.	Payment Basis and Date		Proportion	Amount (Yuan)
1	Equipment procurement	Pay 40% of the total equipment procurement amount within 15 working days upon the signature of the Contract	40%	6,356,280
		Pay 20% of the total equipment procurement amount within 10 working days after Party A has organized relevant units to perform site inspection, confirmation and signature for receipt for the equipment arrived at the site	20%	3,178,140
		Pay 30% of the total equipment procurement amount within 10 working days after the installation and commissioning of the equipment are completed and pass the acceptance check of relevant departments (including but not limited to Customs, State Administration for Entry-Exit Inspection and other functional departments)	30%	4,767,210
		Pay certain amount to ensure the total amount paid reached 95% of the equipment procurement amount (estimated amount) according to the final determined amount in the audit	5%	Depend on the final audit result
2.	Software development and technical service	Pay 40% of the total amount for the software development and technical services within 10 workings days upon the signature of the Contract	40%	7,106,360
		Pay 20% of the total amount for the software development and technical services within 10 working days upon the completion of the software installation and deployment	20%	3,553,180
		Pay 30% of the total amount for the software development and technical services within 10 working days after the pilot run of the software and successful acceptance check of relevant departments (including but not limited to Customs, State Administration for Entry-Exit Inspection and other functional departments)	30%	5,329,770
		Pay certain amount to ensure the total amount paid reached 95% of the total amount for the software development and technical services (estimated amount) according to the final determined amount in the audit	5%	Depend on the final audit result
3	Pay 5% of the total contract amount within 10 working days upon the maturity of the warranty period of the Project (quality guarantee deposit)		5%	1,682,830
	Total contract (expected):			33,656,600

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6.1 All amounts paid under the clause are through check payable on demand. Party B shall issue VAT normal invoice for the amount of software development and technical services, and issue VAT special invoice for the equipment procurement amount. For payment settled without any requirements of acceptance check, Party B shall submit the VAT invoice to Party A three days before the due payment date. As for payment with the precondition of acceptance, Party B shall issue regular invoice to Party A after the successful acceptance of relevant departments (including but not limited to Customs, State Administration for Entry-Exit Inspection and other functional departments) and go through the settlement formalities per the acceptance certificate issued by Party A. Party A shall complete the payment within 15 working days upon the receiving of the invoice from Party B.

6.2 Various payments made by Party A according to the Contract should only be dedicated for the Project specified in the Contract. Party B shall open a bank account in a designated bank of Party A, and shall sign the Engineering Fund Supervision Agreement with the Bank and Party A and accept the supervision of the Bank and Party A for the engineering fund. Party B shall authorize Party A to inquire the information about the funds in the bank account dedicated for the Project under the Contract. The progress payment paid by Party A shall be exclusive for the Project, which shall not be used for any other project. Engineering fund from Party A for interim payment should be transferred into the special account designated by the bank. Party A and its local offices has the right to check the using status of the engineering fund from time to time, and require Party B to correct problems discovered within the specified time.

7. Responsibilities and Obligations of Both Parties

7.1 Work contents to be jointly undertaken by Party A and Party B:

(1)	The Project shall be completed under the cooperation of both parties. Both parties shall constitute a project management team. Party A and Party B shall designate their respective project responsible person to participate in the whole process of the platform construction and assume the corresponding responsibilities associated with the Project.

(2)	Complete the investigation and analysis for the project demands and the overall planning and design of the Project, and confirm the Project Equipment List and Software Function Confirmation Letter.

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(3)	All critical items of the Project should be communicated between both parties in written. All amendments and supplement about the Project should be confirmed by both parties in written.

(4)	Complete the preparation of working plan and objectives for various stages, confirmation for the completed tasks, and the acceptance check and final confirmation of software and hardware.

7.2 Work contents to be undertaken by Party A:

(1)	Party A shall designate responsible person for the Project to take charge of coordinating resources of party A and relevant third parties (including users of the platform) to cooperate with Party B in implementing relevant project work, providing the basic environment and required conditions for the implementation of the Project, and performing confirmation and making timely decisions for specific events of the Project on behalf of Party A. Party B will take the information and decision-making opinions provided by project manager of Party A as the basis for the implementation of the Platform. Party A shall be liable for the data, information materials and decision-making opinions of its project manager, and assume the relevant responsibilities and consequence of its decisions.

(2)	Take charge of the management of the platform project, organize personnel of relevant departments in participating in the project, and maintain the relationship with the governmental authorities and relevant supervision departments.

(3)	Take charge of checking, supervising and accepting the delivery of software and hardware in various stages, and completing the acceptance check of the platform within 30 days after the delivery according to provision in 3.1.

7. 3 Work contents to be undertaken by Party B:

(1)	Perform Party B's duties and responsibilities in accordance with the project plan and project objectives.

(2)	Conduct a detailed investigation for the platform demands of of Party A, provide implementation proposal for the construction of the platform, which shall be taken as the guiding document of the project construction after final confirmation of both parties.

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(3)	Provide hardware facilities and equipment required by the platform, set up the network system, construct the computer room and guarantee the application and sound operation of the platform.

(4)	Take charge of the technological research and development of the platform and development of corresponding applications, arrange tests, provide startup services, on-line operation services, system initialization services and technical supports, and arrange training programs about software application to personnel of Party A, and provide professional implementation and services.

(5)	After completing any staged work specified in the Contract, Party B shall send an official notice to Party A.

(6)	Party B shall ensure that the products supplied by it could pass the acceptance check of relevant departments (including but not limited to Customs, State Administration for Entry-Exit Inspection and other functional departments).

8	Property Rights

8.1 Party B guarantees that the software and hardware provided will not infringe the patent, trademark or copyright of any third party.

8.2 The intellectual property rights in the final result of the customized software commissioned by Party A to Party B in this contract shall be jointly owned by both parties. Technical achievements and intellectual property rights already owned by Party B before undertaking the Project are exceptional to the above provisions. Party A shall have the permanent use right of the Project.

9	Technical Materials

9.1 Within the scope of the Contract, Party A will provide Party B with the relevant technical requirements about the goods to be purchased.

9.2 Party B shall provide Party A with relevant technical materials for the use of the goods within the time specified in the procurement documents.

9.3 Without the prior written consent of both parties, neither party may provide any clauses, specification, plan, drawings, samples or materials of the Contract or in connection with the Contract provided by the other party to any person irrelevant with the performance of the Contract. In the event of disclosure made to personnel in connection the performance of the Contract, Party B shall still fulfill the confidentiality obligation and limit such disclosure within the necessity for the performance of the Contract.

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10	Cooperation Issues in Various Stages of the Project (Equipment Delivery, Installation and Commissioning of Equipment, System Deployment and Project Acceptance Check)

10.1 Equipment Delivery

10.1.1 Party A shall, within five working days upon the receiving of the notice from Party B, carry out arrival inspection, confirmation and receipt signature for the equipment delivered by Party B according to relevant regulations. In the event that the appearance and specification of the goods fails to conform to relevant requirements or Party A has any objections to quality of the goods, Party A shall issue a written notice to Party B within five working days upon the discovery of the defect. In such cases, Party B shall handle and feedback to Party A in time. No refusal and delay are permitted. In case Party B does not receive any written objection document in the specified period in this agreement, Party B would deem as that the delivery of the equipment is completed. However, the warranty responsibilities of Party B for the equipment should not be alleviated or eliminated for such reasons.

10.1.2 In case of any surface defects on the goods, Party A shall inform Party B in time in signing for the receipt. Any objections about quality of the goods should be declared in written within 10 working days upon the discovery of relevant defects.

10.1.3 If problems like insufficient quantity or quality or technical defects are discovered in the process of acceptance check, Party B shall take measures like replenish, replace or reject the goods according to requirements of Party A, and shall bear all expenses and losses arising from such problems.

10.1.4 After Party B has delivered, installed and commissioned the equipment according to provisions of the Contract, if Party A refuses the signature for receiving or refuse the acceptance, Party A shall bear all direct loss suffered by Party B.

10.1.5 Party B shall require its supplier to attach the equipment user manual, quality certificate, warranty document, accompanying accessories and list together with the goods. Party B shall submit equipment delivery list and relevant documents to Party A.

10.1.6 Party B shall inform Party A 24 hours before the arrival of the goods at designated place of Party A to ensure Party A has sufficient time to arrange the acceptance of the equipment. Party B shall also inform the arrival of the goods to Party A. Party B shall be liable for the risks arising before the goods are delivered to Party A.

10.1.7 In case of procurement project for large or complicated goods, Party A could engage a professional test agency recognized by the Country to participate in the acceptance check. The agency shall issue a acceptance report, which would be taken as the only basis for confirming whether goods supplied by Party B could conform to the quality standard.

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10.2 Installation and Commissioning of Equipment:

10.2.1 Within the scope of the terms and conditions of this contract, Party B shall arrange installation and commissioning for the equipment according to designated requirements of Party A, and submit equipment delivery list and relevant documents to Party A.

10.2.2	Party A shall make fundamental environment and required conditions for the installation of the equipment in time.

10.2.3 Party A shall confirm the installation and commissioning results of the equipment deployed by Party B within five working days after receiving the notice from Party B.

In case of any objections to equipment deployed by Party A, Party A shall, within five working days upon the discovery of the problem, issue a written notice to Party B. In such cases, party B shall arrange amendment and improvement for the installation and deployment of the equipment. No delay or refusal of Party B would be accepted. The absence of written objection notice would be deemed as completion of equipment installation and commissioning. In case Party B does not receive any written objection document from Party A within the period specified in this agreement, Party B would deem as that the installation and commissioning of the equipment is completed. However, the warranty responsibilities of Party B for the equipment should not be alleviated or eliminated for such reasons.

10.3 System Deployment:

10.3.1 In accordance with the terms and conditions of this contract, Party B shall arrange installation and deployment of the system according to designated requirements of Party A, and submit equipment delivery list and relevant documents to Party A.

10.3.2 Party A shall confirm the software system deployed by Party B within five working days upon the receiving of the notice from Party B. In case Party A has any objections to the software system installed and deployed by Party B, Party A shall, within five working days upon the discovery of relevant problem, issue a written notice to Party B. In such cases, Party A could require Party B to arrange amendment and improvement for the software functions. No delay or refusal of Party B would be accepted. In case Party B does not receive any written objection document in the specified period in this agreement, Party B would deem as that the system deployment is completed. However, the warranty responsibilities of Party B for the equipment should not be alleviated or eliminated for such reasons.

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10.4 Acceptance Check of the Project

10.4.1 As the final stage of project construction, project acceptance will be initiated after Party B completes equipment delivery, equipment installation and commissioning, software system deployment and trial operation. Party A organizes General Administration of Customs and other relevant personnel to perform acceptance check for the Project. Party A and Party B shall organize to complete the acceptance check within 30 days after the delivery and pilot run of the Project.

10.4.2 On the basis of the scope and commitments described in the tender and bid documents of the Project, and the specification documents, technical indicators, quality indicators and other Project information in the Project Equipment List and Software Function Confirmation Letter confirmed by both parties, Party B shall prepare relevant acceptance check documents for the Project according to technical requirements of Party A and regulations in applicable national standard or industry standard. These acceptance check documents should be submitted to Party A, who would take them as the basis for the acceptance check of the Project.

10.4.3 At the time of acceptance check for sub-systems, both Party A and Party B should present at the site. Acceptance check result report should be issued upon the completion of the acceptance check, which shall be confirmed by signatures and seals of both parties.

10.4.4 Party B shall arrange professional training for Party A. Party A shall arrange and organize its personnel to participate in professional training programs arranged by Party B. The training contents shall cover the application, maintenance and operation of the system.

10.4.5 The acceptance standard is that the software system shall run normally and the output data should be correct after the input of typical data of users.

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11. Liabilities for Breach of Contract

11.1 Remedial Measures and Claims for Quality Defects

11.1.1 In the event that any nonconforming items or quality defects of the products are discovered in the process of acceptance check, Party A shall inform Party B in written, and provide the evidence issued by a professional quality test agency to prove the failure of the product in conforming to quality standards. If products provided by Party B after rectification within the time specified by Party A still fail to meet the quality standard or still have any quality defects, Party A shall (within the period for inspection, installation, commissioning, acceptance check and warranty services specified in clause 5 or any other clauses of the Contract) have the right to put forward claims against Party B according to the test report issued by a legal quality test agency.

Party B shall, upon the consent of Party A, resolve the claim with one or several of below methods:

(1) Party B agrees to return the goods and refund the corresponding payment to Party A. All expenses and losses incurred from such process shall be borne by Party B.

(2) On the basis of the quality status and loss suffered by Party A, both parties agree to reduce the price of the goods after negotiation.

(3) Party B shall, within seven working days after receiving the written notice from Party A, replace defective parts with new parts, components and equipment conforming to specification, quality and performance requirements of the Contract or repair the components or parts with defects. Party B shall bear relevant expenses. Meanwhile, Party B and the manufacturer shall extend the warranty period for the replaced or repaired components on the basis of the warranty period specified in this contract.
11.1.2 In the event that Party B fails to make any response within 10 working days after Party A’s dispatching of the written claim notice, the above claim would be deemed as being accepted by Party B. If Party B fails to take remedial measures according to any of above methods within 10 working days after Party A’s dispatching of the claim notice or within a longer period granted by Party A, Party A would be entitled with the right to deduct the claim amount from the payment due to Party B and confiscate the quality guarantee deposit. In case the above amount deducted and confiscated could not cover the loss of Party A, Party A has the right to further require Party B to compensate the loss.

11.2 Liability for Breach of Contract for Late Delivery

11.2.1 Party B shall deliver the goods and provide services in accordance with the time and place specified in the Contract. In the event that Party B comes across any circumstance that may affect the timely delivery of goods or provision of services in the performance process of the Contract, Party B shall inform Party A in written in time. The notice shall describe the facts of the delay, possible delayed days and reasons. After receiving the notice from Party B, Party A shall evaluate the situation as soon as possible and confirm whether agree to delay the delivery of the goods or delay the provision of services in written.

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11.2.2 If Party B delays the delivery and Party A does not agree with the delay, Party A shall notify Party B in writing. If negotiation fails, Party A has the right to terminate Contract wholly or partially and purchase goods similar to the undelivered goods at terms and conditions it deems appropriate. Party B shall be liable for extra expenses incurred by Party A in purchasing similar goods. However, Party B shall continue performing the un-canceled part of the Contract.

11.2.3 Within the scope of the Contract, Party A shall purchase goods in accordance with the Project Equipment List and Software Function Confirmation Letter. Party A’s rejection of goods without any just cause and written rejection notice would be deemed as Party A’s breach of contract. In such cases, Party A shall bear the liabilities for breach of contract toward Party B.

11.2.4 After completing any staged work specified in the Contract, Party B shall send an official notice in written to Party A. Party A shall complete the settlement to Party B according to agreement in the Contract. If Party A fails to pay any contract price to Party B without any reasonable cause, Party A shall pay the liquidated damage at the amount equivalent with 0.05% of the overdue amount for each day delayed. In case the overdue period is more than 20 working days, Party A would be deemed as breach of contract. In case of breach of contract of Party A, Party A shall pay Party B a liquidated damage at the amount of 5% of the total contract value. If Party B's loss exceeds the liquidated damages, Party A shall continue undertaking the compensation liability.

11.2.5 In the event that Party A fails to provide the basic facilities and required conditions for the installation of the equipment and system, or fails to settle the contract payment in time and in full amount according to terms and conditions of the Contract, Party A shall be liable for relevant liabilities and consequences, including loss of Party B arising from delay in the project progress caused by such failure of Party A.

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11.2.6 Unless otherwise caused by fault of Party A, if Party B fails to complete the Project due to reasons like failure in the delivery of goods, non-conformance of goods delivered and so forth, Party A has the right to deduct liquidated damage for delay from the amount payable to Party B without any influence to any other rights to remedial measures. The liquidated damage for delay is calculated at 0.05% of the total contract price for each day delayed. Party A could terminate the Contract if Party B has delayed for more than 20 days. In the event that Party A terminates the Contract due to Party B’s delay in passing the acceptance check or any other breaching behaviors of Party B, in addition to the liquidated damage for delay, Party B shall also pay the penalty at the amount of 5% of the total contract price to Party A.

11.2.7 If the variety, model, specification, technical parameters and quality of goods delivered by Party B fail to conform to provisions of the Contract and standards specified in the Goods Demand List of the tender document, Party A has the right to reject the goods. If Party B agrees to replace the goods but delays in the delivery, Party A would handle according to provisions about delay in delivery. In case Party B refuses replacing goods, Party A has the right to terminate the Contract without the consent of Party A. Written notices should be used in such process as basis.

12. Change of the Contract

12.1 In the performance process of the Contract, both parties could negotiate to change the time, place and method about the performance of the Contract. Both parties shall sign a written supplementary agreement on the basis of consensus reached through negotiation.

12.2 Except for changes made in the form of written agreement constituting an integral part of the Contract, no change should be made to any terms and conditions of the Contract.

13. Suspension and Termination of Contract

13.1 Suspension of Contract

13.1.1 In case of any adjustment to the procurement plan during the performance of the Contract, Party A may require suspending the performance of the Contract, and inform Party B to continue performing the Contract after the determination of the plan;

13.1.2 In the event that any supplier put forward any complaints about the procurement process or results in the performance process of the Contract, unless otherwise forced by the finance authority, both parties shall not suspend the performance of the Contract.

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13.2 Termination of Contract

13.2.1 The contract is terminated due to the expiration of the valid period;

13.2.2 In case Party B loses the contract performance capacity or Party B is declared as bankruptcy, Party A has the right to terminate the Contract at any time by informing Party A in written. In such cases, Party A does not need to bear any liabilities for breach of contract.

13.2.3 If the continued performance of the Contract would damage the interest of the Country or the interest of the social public, Party A has the right to terminate the performance of the Contract without the necessity of undertaking any liabilities for breach of contract.

15. Force Majeure

15.1 Force majeure refers to unforeseeable, inevitable and insurmountable natural disasters and social events that may be encountered by both parties.

15.2 Neither party shall assume any liabilities for breach of contract for its failure in performing the Contract partially or wholly caused by force majeure events. However, the liabilities for breach of contract should not be exempted for any force majeure event incurred after any delayed performance of the Contract.

16. Dispute Settlement

16.1 All disputes arising from the performance of the Contract or in connection with the Contract should be settled by both parties through friendly negotiation. In case negotiation fails, either party could lodge a complaint in the People's Court with competent jurisdiction rights over the place of the Project.

16.2 If the litigation would not influence the performance of other parts of the Contract, both parties shall continue performing the Contract other than those in dispute in the litigation period.

17. Notice

17.1 All notice from one party to the other party should be made in written and delivered to the address of the other party specified in the Contract through fax or courier services. Corresponding receipt signature formalities should be conducted for the delivery of notices.

17.2 Notices delivered should become effective at the later day between the service date of the notice or effective date specified in the notice.

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18. Unmentioned Affairs of the Contract

18.1 Any unmentioned affairs in the Contract should be implemented according to requirements in the tender document of the Project.

19. Effectiveness of the Contract

19.1 The Contract shall be made out in ten copies and each party shall keep five copies, all of which shall have the same legal force. The Contract shall be effective upon the signatures and or seals of both parties.

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